UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 21, 2006

Pennichuck Corporation
(Exact Name of Registrant as Specified in Its Charter)

New Hampshire
(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370
(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 21, 2006, Pennichuck Water Works, Inc. (“Pennichuck Water”), a public utility corporation that is a wholly-owned subsidiary of Pennichuck Corporation (“the Company”), entered into a Remarketing Agreement (as defined below), providing for the terms under which Pennichuck will borrow, as of October 2, 2006, $6,000,000 of the proceeds of the Series B Bonds (as defined below) that were originally issued in October 2005 through the Business Finance Authority of the State of New Hampshire (the “Authority”).

2005 Bond Financing

As previously disclosed, Pennichuck Water completed on October 20, 2005 a financing through the Authority, in which the Authority issued bonds in the aggregate principal amount of $49,485,000 (the “Bonds”). Under the terms of a Master Loan and Trust Agreement (the “Master Agreement”) that the Authority, Pennichuck Water and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), entered into as part of the Bond financing, Pennichuck Water may borrow the proceeds of the Bonds from the Authority from time to time to finance the costs of upgrades of certain water facilities to be owned and operated by Pennichuck Water (the “Project”). The Project includes, among other things, upgrades to Pennichuck Water’s Nashua, New Hampshire water treatment plant. It is the intention that interest on the Bonds generally will be excluded from the gross income of the holders of the Bonds for federal income tax purposes.

The Bonds, which were issued in three series, are designated as the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series A (“Series A”), the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series B (“Series B”) and the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series C (“Series C”). Under the terms of the Master Agreement, Pennichuck Water borrowed, as of October 20, 2005, $12,125,000, representing the proceeds of the Series A Bonds, and may borrow up to an additional $37,360,000, representing the proceeds of the Series B Bonds and Series C Bonds.

The description of the Bonds, the Project, the Master Agreement and the loans made to Pennichuck Water thereunder set forth in the Company’s report on Form 8-K dated October 25, 2005 is incorporated herein by reference.

Escrow Bonds

The proceeds of the Series B Bonds, in the aggregate principal amount of $17,865,000, and the Series C Bonds, in the aggregate principal amount of $19,495,000, were deposited as of October 20, 2005 into an escrow account maintained by The Bank of New York Trust Company, N.A., as escrow agent (the Series B and Series C Bonds, while the proceeds from these bonds are so held in escrow, are sometimes referred to as the “Escrow Bonds”). On October 2, 2006, with respect to the Series B Bonds, and on October 1, 2007, with respect to the Series C Bonds, or such later dates as may be requested by Pennichuck Water under the Master Agreement, the amounts in escrow will either (a) upon Pennichuck Water’s request, be loaned to Pennichuck Water to finance the Project or (b) if Pennichuck Water does not request the amounts in escrow, the Series B Bonds or the Series C Bonds, as applicable, will be subject to mandatory purchase from the Bond holders. Pennichuck Water expects that it ultimately will borrow the full amount of the proceeds of the Escrow Bonds.

While the proceeds of the Escrow Bonds are in escrow, Pennichuck Water is not legally or financially obligated under the Master Agreement (or any agreement entered into in connection with the Master Agreement) with respect to the payment of the principal or interest or, in the case of a mandatory redemption, the purchase price of the Escrow Bonds. Therefore, the indebtedness represented by the Escrow Bonds will not be shown as a liability on the Company's consolidated financial statements, unless and until the proceeds of one or more subseries of Escrow Bonds have been loaned to Pennichuck Water upon specific request by Pennichuck Water under the terms of the Master Agreement to finance the Project.

2006 Remarketing of Series B-1 and Series B-2 Bonds

As permitted under the terms of the Master Agreement, Pennichuck Water intends to borrow, as of October 2, 2006, $6,000,000 of the proceeds of the Series B Bonds to finance a portion of the Project cost. This portion of the Series B Bonds will be designated as the “Series B-1 Bonds.” The remaining $11,865,000 of the proceeds of the Series B Bonds will be designated as the “Series B-2 Bonds” and will be re-deposited into an escrow account maintained by The Bank of New York Trust Company, N.A., as escrow agent, until April 2, 2007 or such later date as Pennichuck Water may request. Pennichuck Water expects that it will borrow all or substantially all of the proceeds of the Series B-2 Bonds on April 2, 2007.

Pennichuck Water entered into a September 21, 2006 Remarketing Agreement (the “Remarketing Agreement”), providing for the remarketing of the Series B-1 and B-2 Bonds. Under the Remarketing Agreement, the Series B-1 Bonds, which will be due and payable on October 1, 2008, were offered to the public at a price of 100% of par, with a public offering yield of 3.85%. The Series B-2 Bonds were offered to the public at a price of 100% of par, with a public offering yield of 3.62%. On April 2, 2007, or such later dates as may be requested by Pennichuck Water under the Master Agreement, the Series B-2 Bonds will either (a) upon Pennichuck Water’s request, be loaned to Pennichuck Water to finance the Project or (b) if Pennichuck Water does not request the amounts in escrow, the Series B-2 Bonds will be subject to mandatory purchase from the Bond holders. Pennichuck Water expects that the closing under the Remarketing Agreement, and its borrowing of the proceeds of the Series B-1 Bonds, will occur on October 2, 2006.

Pennichuck Water's Obligation to Service the Debt Represented by the Series B Bonds

The Series B-1 Bonds will be payable solely from payments received from Pennichuck Water by the Trustee under the Master Agreement. The Series B-2 Bonds will be payable solely from amounts on deposit in the Escrow Agreement until such time as the proceeds of the Series B-2 Bonds are released from escrow, and thereafter the Series B-2 Bonds are payable solely from payments received from Pennichuck Water by the Trustee under the Master Agreement. The Bonds do not constitute an indebtedness or other liability of the State of New Hampshire or of any other political subdivision thereof. Neither the faith and credit of the Authority or the State of New Hampshire or any other political subdivision is pledged to the payment of the Bonds or the interest thereon.

Pennichuck Water will pay interest on the Series B-1 Bonds at a fixed rate of 3.85% per annum from October 2, 2006 to, but not including, October 1, 2008. The Series B-1 Bonds will be payable semiannually commencing on April 2, 2007 and October 1, 2007, and on April 1 and October 1 of each year thereafter. The Series B-2 Bonds will initially bear interest at a term rate of 3.62% per annum from their Remarketing Date to, but not including, April 2, 2007 or such later business day as Pennichuck Water requests, pursuant to the Master Agreement, to borrow the proceeds of the Series B-2 Bonds to finance the Project. The Series B-2 Bonds will be payable semiannually commencing on April 2, 2007 and October 1, 2007, and on April 1 and October 1 of each year thereafter.

On or after the date that the proceeds of the Series B Bonds or the Series C Bonds are loaned to Pennichuck Water, the rate of interest and timing of interest payments on such series of Bonds may be adjusted from time to time to auction, daily, weekly, term, fixed or commercial paper rates at the election of Pennichuck Water in accordance with certain conditions as set forth in the Master Agreement. When Pennichuck Water elects to change the interest rate mode, it must give notice of the proposed change in interest rate mode to the Trustee, which notice the Trustee must give to the holders of such Bonds. The Bonds will then be remarketed by a remarketing agent, as provided in the Master Agreement. Bonds of a subseries to be changed from one interest rate mode to another mode are subject to mandatory purchase on the mode change date.

Item 8.01.	Other Events

Temporary Rate Order by the New Hampshire PUC

On September 25, 2006, Pennichuck Corporation (the “Company”) issued a press release announcing that the New Hampshire Public Utilities Commission (the “PUC”) approved a settlement between the staff of the PUC and the Company’s subsidiary Pennichuck Water Works, Inc. regarding Pennichuck Water's request for temporary rate relief. The terms of the settlement, as approved, provide for an annualized increase in Pennichuck Water's revenues of approximately $2.4 million, or 14.41%. The temporary rate increase will be effective for service provided from and after July 18, 2006.

A copy of the Company's September 25, 2006 press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release – "Pennichuck Corporation Announces Remarketing of $17,865,000 Tax-Exempt Bonds and New Hampshire PUC Approval of Temporary 14.41% Rate Increase " dated September 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: September 27, 2006	By:	/s/ William D. Patterson
By: William D. Patterson
Title: Senior Vice President and Chief
Financial Officer